                                                                    EXHIBIT 99.1

[CAMBREX LOGO]

Date:     July 27, 2006
Contact:  Luke M. Beshar                     Anne-Marie Hess
          Executive Vice President & CFO     Senior Director, Investor Relations
Phone:    201-804-3010                       201-804-3062
Email:    luke.beshar@cambrex.com            annemarie.hess@cambrex.com
Release:  Immediate

                   CAMBREX REPORTS SECOND QUARTER 2006 RESULTS

      EAST RUTHERFORD, NJ - July 27, 2006 - Cambrex Corporation (NYSE: CBM) reports second quarter 2006 results for the period ended June 30, 2006.

      To better reflect ongoing operations for the periods presented, Adjusted (non-GAAP) results are used throughout this press release and the accompanying tables. The second quarter 2006 Adjusted financial results exclude costs related to the evaluation of strategic alternatives ($0.05 Diluted Earnings per Share) and a small amount of cost related to the Cutanogen acquisition. The second quarter 2005 financial results exclude the benefit of a favorable Swedish tax court decision ($0.13 Diluted Earnings per Share). In addition to the aforementioned items, certain employee medical benefit expenses in 2005 and 2006 were reclassified from segment Cost of Sales and Operating Expense to Corporate Administrative Expenses to better reflect actual costs incurred within the operating segments and are included in the GAAP/Non-GAAP reconciliation tables. A reconciliation of GAAP results to Adjusted (non-GAAP) results can be found in the unaudited financial tables included in this press release.

      Adjusted Diluted Earnings per Share were $0.09 in the second quarter 2006 compared with $0.14 in the second quarter 2005 primarily due to higher income taxes partially offset by higher pre-tax income. Second quarter 2006 GAAP Diluted Earnings per Share were $0.04 compared to $0.27 in the second quarter 2005.

      Second quarter 2006 sales revenue increased 6.4% to $123.6 million from $116.2 million in the second quarter 2005 due to strong performance in the Human Health and Bioproducts segments. Foreign currency impact on consolidated sales revenue was negligible in the quarter.

      Second quarter 2006 Adjusted Gross Profit increased 3.5% to $42.1 million, or 34.1% of sales, including an unfavorable impact of 0.6% for foreign currency, from $40.7 million, or 35.0% of sales, in the second quarter 2005 primarily due to higher sales volumes partially offset by lower Gross Profit in the Biopharma segment. Second quarter 2006 GAAP Gross Profit was $42.8 million, or 34.6% of sales, including an unfavorable impact of 0.6% for foreign currency, compared to $40.3 million, or 34.7% of sales, in the second quarter 2005.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

      Second quarter 2006 Adjusted Operating Profit increased 5.7% to $9.6 million, or 7.8% of sales in the second quarter 2006, from $9.1 million, or 7.8% of sales, in the second quarter 2005. Second quarter 2006 GAAP Operating Profit was $8.2 million, or 6.6% of sales in the second quarter 2006, compared to $9.1 million, or 7.8% of sales, in the second quarter 2005.

      Second quarter 2006 Adjusted Income before Taxes increased 12.2% to $7.2 million from $6.4 million in the second quarter 2005 due to lower Interest Expense and higher Operating Profit. Second quarter 2006 GAAP Income before Taxes was $5.8 million compared to $6.4 million in the second quarter 2005.

STRATEGIC ALTERNATIVES

      On February 2, 2006, Cambrex announced that it had retained Bear Stearns as investment bankers to assist the Board of Directors in identifying and assessing strategic alternatives to increase shareholder value. Significant progress was made on this initiative during the second quarter and continues to be a top priority of the Cambrex Board of Directors and executive management team. The Company will issue updates as decisions are reached on this matter.

BUSINESS SEGMENT RESULTS

BIOPRODUCTS

      The Bioproducts segment includes products and services for research and therapeutic applications. Bioproducts Sales in the second quarter 2006 increased 8.1% to $41.1 million from $38.0 million in the second quarter 2005 primarily due to higher sales in most product categories partially offset by lower sales of therapeutic cell culture media. Foreign currency had no impact on Bioproducts Sales revenue in the quarter.

      Second quarter 2006 Bioproducts Adjusted Gross Margin decreased slightly to 51.1% from 51.4% in the second quarter 2005 due to higher production costs and inventory discards partially offset by favorable sales volume and pricing. Foreign currency favorably impacted Bioproducts gross margin by 0.6 percentage points in the second quarter 2006. Second quarter 2006 Bioproducts GAAP Gross Margin was 51.8% versus 50.9% in the second quarter 2005.

      Second quarter 2006 Bioproducts Adjusted Operating Profit Margin increased to 19.0% from 16.1% in the second quarter 2005 primarily due to lower Research and Development (R&D) expenses

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

resulting from the completion of certain projects and subsequent product launches and lower bonus expenses. Foreign currency favorably impacted Bioproducts operating profit margin by 0.6 percentage points in the second quarter 2006. Second quarter 2006 Bioproducts GAAP Operating Profit Margin was 19.9% versus 15.3% in the second quarter 2005.

BIOPHARMA

      The Biopharma segment consists of the Company's contract biopharmaceutical process development and manufacturing business. Biopharma Sales in the second quarter 2006 decreased to $10.0 million from $11.7 million in the second quarter 2005 due to lower suite and material reimbursement revenue partially offset by higher process development revenues.

      Second quarter 2006 Biopharma Adjusted Gross Margin decreased to -18.8% from -3.8% in the second quarter 2005 due to lower sales volume and mix. Second quarter 2006 Biopharma GAAP Gross Margin was -16.3% versus -5.2% in the second quarter 2005.

      The second quarter 2006 Biopharma Adjusted Operating Loss was $4.2 million versus $3.1 million in the second quarter 2005 primarily due to lower gross profit. Second quarter 2006 Biopharma GAAP Operating Loss was $3.9 million versus $3.3 million in the second quarter 2005. Foreign currency did not impact the Biopharma segment financial results in the quarter.

HUMAN HEALTH

      The Human Health segment consists of small molecule active pharmaceutical ingredients (APIs), advanced intermediates and other products derived from organic chemistry. Human Health Sales in the second quarter 2006 increased 9.0% to $72.5 million from $66.5 million in the second quarter 2005. Higher net sales volumes were partially offset by lower pricing. Foreign currency impact to Human Health Sales revenue was negligible in the quarter. Higher sales resulted from strong demand for a recently approved API used to treat Parkinson's disease, an intermediate for a central nervous system (CNS) API, and certain cardiovascular APIs, partially offset by lower demand for a CNS and gastrointestinal API, nicotine polacrilex and a new cardiovascular API for which the client is awaiting regulatory approval.

      Second quarter 2006 Human Health Adjusted Gross Margin decreased to 31.7% from 32.5% in the second quarter 2005 primarily due to an unfavorable impact of foreign currency of 1.4 percentage points and lower pricing. Second quarter 2006 Human Health GAAP Gross Margin was 31.9% versus 32.4% in the second quarter 2005.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

      Second quarter 2006 Human Health Adjusted Operating Profit Margin increased to 17.7% from 16.3% in the second quarter 2005 primarily due to lower sales and marketing expenses partially offset by lower gross margins and an unfavorable impact of foreign currency of 1.4 percentage points. Second quarter 2006 Human Health GAAP Operating Profit Margin was 18.0% versus 16.1% in the second quarter 2005.

SECOND QUARTER 2006 ADJUSTED CONSOLIDATED OPERATING, INTEREST AND TAX EXPENSES

      Second quarter 2006 Adjusted Operating Expenses increased $0.9 million to $32.5 million, or 26.3% of sales, from $31.6 million, or 27.2% of sales, in the second quarter 2005 primarily due to higher legal fees and bonus expense partially offset by lower sales and marketing and R&D expense. Second quarter 2006 GAAP Operating Expenses were $34.6 million, or 28.0% of sales, versus $31.2 million, or 26.9% of sales, in the second quarter 2005.

      Sales and Marketing Expense in the second quarter 2006 decreased to $8.0 million, or 6.5% of sales, from $8.8 million, or 7.5% of sales in the second quarter 2005, primarily due to lower spending in Human Health resulting from a one-time charge recorded in 2005 related to a U.S. sales office and lower bonus and commission expenses in Bioproducts.

      Research and Development Expense for the second quarter 2006 decreased to $5.5 million, or 4.5% of sales compared to $5.9 million, or 5.1% of sales, in the second quarter 2005 due to the completion of certain R&D projects for products that have been launched at the end of 2005 and in 2006 in the Bioproducts segment.

      Adjusted Administrative Expense in the second quarter 2006 increased to $18.6 million, or 15.0% of sales, from $16.3 million, or 14.1% of sales, in the second quarter 2005 due to higher legal fees and bonus expense. Second quarter 2006 GAAP Administrative Expense was $20.6 million, or 16.6% of sales, versus $15.9 million, or 13.7% of sales, in the second quarter 2005.

      Net Interest Expense in the second quarter 2006 decreased to $2.3 million from $2.8 million in the second quarter 2005 due to lower borrowings partially offset with higher interest rates. The average interest rate in the second quarter 2006 was 5.8% versus 5.4% in the same period last year.

      The Adjusted effective tax rate in the second quarter 2006 increased to 66.6% of pre-tax income versus 41.5% in the second quarter 2005 due to the geographic mix of income and losses in the quarter. The GAAP effective tax rate in the second quarter 2006 is 83.1% of pre-tax income versus -10.4% in the second quarter 2005.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

      Capital expenditures and depreciation for the second quarter 2006 were $9.1 million and $8.3 million, respectively, compared to $9.0 million and $9.3 million in the second quarter 2005, respectively.

GUIDANCE

      The Company is providing full year 2006 guidance for sales growth to be within the range of 4% to 8% and Adjusted (non-GAAP) Net Earnings to be in the range of $0.75 to $0.95 per Fully Diluted Shares. The full year 2006 earnings guidance excludes the costs associated with the previously announced pre-payment of a portion of the Company's long-term debt ($0.20 per diluted share), costs related to the recent acquisition of Cutanogen ($0.15 per diluted share) and costs related to the evaluation of strategic alternatives to enhance shareholder value.

      For the year 2006, guidance for capital expenditures, depreciation and amortization for continuing operations is currently expected to be approximately $45 million, $36 million, and $2.0 million, respectively. The Company expects the full year 2006 effective tax rate, consistent with the earnings guidance above, to be approximately 40 - 45%. The full year and quarterly effective tax rates will continue to be highly sensitive to the geographic mix of income or losses.

      The financial information contained in this press release is unaudited, subject to revision and should not be considered final until the second quarter 2006 Form 10-Q is filed with the U.S. Securities and Exchange Commission.

CAMBREX DECLARES QUARTERLY DIVIDEND

      The Cambrex Board of Directors declared the Company's regular quarterly cash dividend on its common stock of $0.03 per share for its shareholders of record as of August 4, 2006. The dividend is payable on August 18, 2006.

CONFERENCE CALL AND WEBCAST

      The Conference Call to discuss second quarter 2006 earnings will begin at 8:30 a.m. Eastern Time on Friday, July 28, 2006 and last approximately 45 minutes. Those wishing to participate should call 1-888-634-4003 for domestic and +1-706-634-6653 for international. Please use the pass code 1951509 and call approximately 10 minutes prior to start time. A webcast is available from the Investor Relations section on the Cambrex website located at www.cambrex.com and can be accessed for approximately a month following the call. A telephone replay of the conference call will be available through Friday, August 4, 2006 by calling 1-800-642-1687 for domestic and +1-706-645-9291 for international. Please use the pass code 1951509 to access the replay.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

FORWARD LOOKING STATEMENTS

      This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under The Securities Exchange Act of 1934, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that words such as "expects", "anticipates", "intends", "estimates", "believes" or similar expressions are used in connection with any discussion of future financial and operating performance. The forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental issues), tax rate, interest rate, technology, manufacturing and legal issues, changes in foreign exchange rates, performance of minority investments, uncollectible receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, and lack of suitable raw materials or packaging materials, the possibility that the value of the acquisition of PermaDerm(TM) cultured skin may not be realized or that our plans to obtain a Humanitarian Device Exemption, completion of clinical trials and commercialization of PermaDerm cultured skin in the United States may not be successful, the Company may not receive regulatory approval for its products, and the outcome of the evaluation of strategic alternatives.

      For further details and a discussion of these and other risks and uncertainties, investors are cautioned to review the Cambrex 2005 Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ABOUT CAMBREX

      Cambrex is a global, diversified life sciences company dedicated to providing products and services to accelerate and improve the discovery and commercialization of human therapeutics. The Company employs approximately 2,000 worldwide. For more information, please visit http://www.cambrex.com.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
                Adjusted Statement of Profit and Loss - Non-GAAP*
                  For the Quarters Ended June 30, 2006 and 2005
                                 (in thousands)

                                              2006               2005
                                       -----------------  -----------------
                                                  % of                % of
                                         Amount   Sales     Amount    Sales
                                       -----------------  -----------------
Gross Sales                            $ 123,577  100.0%  $ 116,171  100.0%
     Commissions and Allowances              274    0.2%      1,676    1.4%
                                       ---------          ---------
Net Sales                                123,303   99.8%    114,495   98.6%

     Other Revenues                        1,065    0.8%      2,251    1.9%
                                       ---------          ---------

Net Revenue                              124,368  100.6%    116,746  100.5%

     Cost of Sales                        82,252   66.5%     76,056   65.5%
                                       ---------          ---------

Gross Profit                              42,116   34.1%     40,690   35.0%

Operating Expenses
     Sales and Marketing Expense           8,008    6.5%      8,747    7.5%
     Research and Development Expense      5,439    4.4%      5,865    5.0%
     Administrative Expense               18,598   15.0%     16,339   14.1%
     Amortization                            486    0.4%        668    0.6%
                                       ---------          ---------
Total Operating Expenses                  32,531   26.3%     31,619   27.2%
                                       ---------          ---------

Operating Profit                           9,585    7.8%      9,071    7.8%

Other Expenses
     Interest - Other                      2,295    1.8%      2,751    2.4%
     Other Expense, net                       94    0.1%        (93)  -0.1%
                                       ---------          ---------
Total Other Expenses                       2,389    1.9%      2,658    2.3%
                                       ---------          ---------

Income Before Taxes                        7,196    5.9%      6,413    5.5%

     Income Tax Provision                  4,791    3.9%      2,662    2.3%
                                       ---------          ---------

Net Income                             $   2,405    2.0%  $   3,751    3.2%
                                       =========          =========

Basic Earnings per Share
     Net Income                        $    0.09          $    0.14

Diluted Earnings per Share
     Net Income                        $    0.09          $    0.14

Weighted Average Shares Outstanding
     Basic                                26,741             26,402
     Diluted                              26,791             26,510

* Refer to the GAAP to Adjusted (Non-GAAP) Reconciliation.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
                       Statement of Profit and Loss - GAAP
                  For the Quarters Ended June 30, 2006 and 2005
                                 (in thousands)

                                                      2006                    2005
                                               -------------------     -------------------
                                                              % of                    % of
                                                 Amount      Sales        Amount     Sales
                                               -------------------     -------------------
Gross Sales                                    $  123,577    100.0%    $   116,171   100.0%
     Commissions and Allowances                       274      0.2%          1,676     1.4%
                                               ----------              -----------
Net Sales                                         123,303     99.8%        114,495    98.6%

     Other Revenues                                 1,065      0.8%          2,251     1.9%
                                               ----------              -----------

Net Revenue                                       124,368    100.6%        116,746   100.5%

     Cost of Sales                                 81,595     66.0%         76,476    65.8%
                                               ----------              -----------

Gross Profit                                       42,773     34.6%         40,270    34.7%

Operating Expenses
     Sales and Marketing Expense                    7,993      6.5%          8,757     7.5%
     Research and Development Expense               5,505      4.5%          5,881     5.1%
     Administrative Expense                        20,633     16.6%         15,893    13.7%
     Amortization                                     486      0.4%            668     0.6%
                                               ----------              -----------
Total Operating Expenses                           34,617     28.0%         31,199    26.9%
                                               ----------              -----------

Operating Profit                                    8,156      6.6%          9,071     7.8%

Other Expenses
     Interest - Other                               2,295      1.8%          2,751     2.4%
     Other Expense, net                                94      0.1%            (93)   -0.1%
                                               ----------              -----------
Total Other Expenses                                2,389      1.9%          2,658     2.3%
                                               ----------              -----------

Income Before Taxes                                 5,767      4.7%          6,413     5.5%

     Income Tax Provision/(Benefit)                 4,791      3.9%           (667)   -0.6%
                                               ----------              -----------

Net Income                                     $      976      0.8%    $     7,080     6.1%
                                               ==========              ===========

Basic Earnings per Share
     Net Income                                $     0.04              $      0.27

Diluted Earnings per Share
     Net Income                                $     0.04              $      0.27

Weighted Average Shares Outstanding
     Basic                                         26,741                   26,402
     Diluted                                       26,791                   26,510

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
                Adjusted Statement of Profit and Loss - Non-GAAP*
                 For the Six Months Ended June 30, 2006 and 2005
                                 (in thousands)

                                                      2006                    2005
                                               -------------------     -------------------
                                                              % of                    % of
                                                 Amount      Sales        Amount     Sales
                                               -------------------     -------------------
Gross Sales                                    $  243,184    100.0%    $   226,633   100.0%
     Commissions and Allowances                     1,173      0.5%          2,665     1.2%
                                               ----------              -----------
Net Sales                                         242,011     99.5%        223,968    98.8%

     Other Revenues                                 2,145      0.9%          4,711     2.1%
                                               ----------              -----------

Net Revenue                                       244,156    100.4%        228,679   100.9%

     Cost of Sales                                156,463     64.3%        144,313    63.7%
                                               ----------              -----------

Gross Profit                                       87,693     36.1%         84,366    37.2%

Operating Expenses
     Sales and Marketing Expense                   17,165      7.1%         16,746     7.4%
     Research and Development Expense               9,956      4.1%         11,707     5.2%
     Administrative Expense                        36,809     15.1%         34,728    15.3%
     Amortization                                     974      0.4%          1,207     0.5%
                                               ----------              -----------
Total Operating Expenses                           64,904     26.7%         64,388    28.4%
                                               ----------              -----------

Operating Profit                                   22,789      9.4%         19,978     8.8%

Other Expenses
     Interest - Other                               4,376      1.8%          5,481     2.4%
     Other Expense, net                               116      0.0%             97     0.0%
                                               ----------              -----------
Total Other Expenses                                4,492      1.8%          5,578     2.4%
                                               ----------              -----------

Income Before Taxes                                18,297      7.6%         14,400     6.4%

     Income Tax Provision                           9,332      3.9%          6,559     2.9%
                                               ----------              -----------

Net Income                                     $    8,965      3.7%    $     7,841     3.5%
                                               ==========              ===========

Basic Earnings per Share
     Net Income                                $     0.34              $      0.30

Diluted Earnings per Share
     Net Income                                $     0.33              $      0.30

Weighted Average Shares Outstanding
     Basic                                         26,701                   26,373
     Diluted                                       26,791                   26,549

*     Refer to the GAAP to Adjusted (Non-GAAP) Reconciliation.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
                       Statement of Profit and Loss - GAAP
                 For the Six Months Ended June 30, 2006 and 2005
                                 (in thousands)

                                                               2006                    2005
                                                        -------------------     -------------------
                                                                       % of                    % of
                                                          Amount      Sales        Amount     Sales
                                                        -------------------     -------------------
Gross Sales                                             $  243,184    100.0%    $   226,633   100.0%
     Commissions and Allowances                              1,173      0.5%          2,665     1.2%
                                                        ----------              -----------
Net Sales                                                  242,011     99.5%        223,968    98.8%

     Other Revenues                                          2,145      0.9%          4,711     2.1%
                                                        ----------              -----------

Net Revenue                                                244,156    100.4%        228,679   100.9%

     Cost of Sales                                         156,463     64.3%        145,147    64.0%
                                                        ----------              -----------

Gross Profit                                                87,693     36.1%         83,532    36.9%

Operating Expenses
     Sales and Marketing Expense                            17,165      7.1%         16,765     7.4%
     Research and Development Expense                       11,493      4.7%         11,739     5.2%
     Administrative Expense                                 39,166     16.1%         33,843    15.0%
     Amortization                                              974      0.4%          1,207     0.5%
                                                        ----------              -----------
Total Operating Expenses                                    68,798     28.3%         63,554    28.1%
                                                        ----------              -----------

Operating Profit                                            18,895      7.8%         19,978     8.8%

Other Expenses
     Interest - Other                                        9,648      4.0%          5,481     2.4%
     Other Expense, net                                        116      0.0%             97     0.0%
                                                        ----------              -----------
Total Other Expenses                                         9,764      4.0%          5,578     2.4%
                                                        ----------              -----------

Income Before Taxes                                          9,131      3.8%         14,400     6.4%

     Income Tax Provision                                    9,332      3.9%          3,230     1.5%
                                                        ----------              -----------

(Loss)/Earnings before Cumulative Effect of a
         Change in Accounting Principle                 $     (201)    -0.1%    $    11,170     4.9%

Cumulative Effect of a Change in
     Accounting Principle                                     (228)    -0.1%             --     0.0%
                                                        ----------              -----------

Net (Loss)/Income                                       $     (429)    -0.2%    $    11,170     4.9%
                                                        ==========              ===========

Basic Earnings per Share
     (Loss)/Earnings before Cumulative Effect of a
             Change in Accounting Principle             $    (0.01)             $      0.42
     Cumulative Effect of a Change in
             Accounting Principle                       $    (0.01)             $        --
                                                        ----------              -----------
     Net (Loss)/Income                                  $    (0.02)             $      0.42

Diluted Earnings per Share
     (Loss)/Earnings before Cumulative Effect of a
             Change in Accounting Principle             $    (0.01)             $      0.42
     Cumulative Effect of a Change in
             Accounting Principle                       $    (0.01)             $        --
                                                        ----------              -----------
     Net (Loss)/Income                                  $    (0.02)             $      0.42

Weighted Average Shares Outstanding
     Basic                                                  26,701                   26,373
     Diluted                                                26,701                   26,549

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
             Gross Sales, Gross Profit & Operating Profit by Segment
                  For the Quarters Ended June 30, 2006 and 2005
                                 (in thousands)

                                      Second Quarter 2006
               -----------------------------------------------------------------
                  Gross      Gross             Adjusted Gross     Adjusted GP%-
                  Sales      Profit     GP%   Profit - Non-GAAP*    Non-GAAP*
               ----------- ----------  -----  ------------------  -------------
Bioproducts    $    41,073 $   21,261   51.8% $           20,985      51.1%

Biopharma           10,010     (1,631) -16.3%             (1,878)    -18.8%

Human Health        72,494     23,143   31.9%             23,009      31.7%

Corporate               --         --                         --
               ----------- ----------         ------------------

Total          $   123,577 $   42,773   34.6% $           42,116      34.1%
               =========== ==========         ==================

                                        Second Quarter 2006
               ---------------------------------------------------------------------
                 Operating            OP%      Adjusted Operating      Adjusted OP%-
               Profit/(loss) - GAAP  GAAP   Profit/(loss) - Non-GAAP*    Non-GAAP*
               --------------------  -----  -------------------------  -------------
Bioproducts    $              8,166   19.9% $                  7,819       19.0%

Biopharma                    (3,898) -38.9%                   (4,169)     -41.6%

Human Health                 13,016   18.0%                   12,814       17.7%

Corporate                    (9,128)                          (6,879)
               --------------------         ------------------------

Total          $              8,156    6.6% $                  9,585        7.8%
               ====================         ========================

                                      Second Quarter 2005
               -----------------------------------------------------------------
                  Gross      Gross             Adjusted Gross     Adjusted GP%-
                  Sales      Profit     GP%   Profit - Non-GAAP*    Non-GAAP*
               ----------- ----------  -----  ------------------  -------------
Bioproducts    $    37,990 $   19,336   50.9% $           19,512      51.4%

Biopharma           11,655       (606)  -5.2%               (443)     -3.8%

Human Health        66,526     21,540   32.4%             21,621      32.5%

Corporate               --         --
               ----------- ----------         ------------------

Total          $   116,171 $   40,270   34.7% $           40,690      35.0%
               =========== ==========         ==================

                                         Second Quarter 2005
               ---------------------------------------------------------------------
                 Operating            OP%      Adjusted Operating      Adjusted OP%-
               Profit/(loss) - GAAP  GAAP   Profit/(loss) - Non-GAAP*    Non-GAAP*
               --------------------  -----  -------------------------  -------------
Bioproducts    $              5,829   15.3% $                   6,109       16.1%

Biopharma                    (3,265) -28.0%                    (3,086)     -26.5%

Human Health                 10,721   16.1%                    10,846       16.3%

Corporate                    (4,214)                           (4,798)
               --------------------         -------------------------

Total          $              9,071    7.8% $                   9,071       7.8%
               ====================         =========================

                                    Gross Sales Comparison
                --------------------------------------------------
                    2Q06            2Q05
                   Gross            Gross         Change    Change
                   Sales            Sales           $         %
                -----------      ----------     ---------   ------
Bioproducts     $    41,073      $   37,990     $   3,083      8.1%

Biopharma            10,010          11,655        (1,645)   -14.1%

Human Health         72,494          66,526         5,968      9.0%
                -----------      ----------     ---------

Total           $   123,577      $  116,171     $   7,406      6.4%
                ===========      ==========     =========

*     Refer to the GAAP to Adjusted (Non-GAAP) Reconciliation.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
             Gross Sales, Gross Profit & Operating Profit by Segment
                 For the Six Months Ended June 30, 2006 and 2005
                                 (in thousands)

                                   Six Months 2006
              -----------------------------------------------------------
                Gross    Gross             Adjusted Gross   Adjusted GP%-
                Sales    Profit     GP%   Profit-Non-GAAP*    Non-GAAP*
              --------  --------   -----  ----------------  -------------
Bioproducts   $ 82,414  $ 44,128   53.5%     $ 44,128           53.5%

Biopharma       23,814      (618)  -2.6%         (618)          -2.6%

Human Health   136,956    44,183   32.3%       44,183           32.3%

Corporate           --        --                   --
              --------  --------             --------

Total         $243,184  $ 87,693   36.1%     $ 87,693           36.1%
              ========  ========             ========

                                        Six Months 2006
              ----------------------------------------------------------------------
                  Operating          OP%       Adjusted Operating      Adjusted OP%-
              Profit/(loss) - GAAP   GAAP   Profit/(loss) - Non-GAAP*   Non-GAAP*
              --------------------  ------  -------------------------  -------------
Bioproducts         $ 15,034         18.2%        $  16,571                20.1%

Biopharma             (5,360)       -22.5%           (5,360)              -22.5%

Human Health          24,609         18.0%           24,609                18.0%

Corporate            (15,388)                       (13,031)
                    --------                      ---------

Total               $ 18,895          7.8%        $  22,789                 9.4%
                    ========                      =========

                                   Six Months 2005
              ------------------------------------------------------------
                Gross     Gross             Adjusted Gross   Adjusted GP%-
                Sales    Profit     GP%    Profit-Non-GAAP*    Non-GAAP*
              --------  --------   -----   ----------------  -------------
Bioproducts   $ 77,909  $ 41,471    53.2%     $    41,818        53.7%

Biopharma       19,362    (2,663)  -13.8%          (2,339)      -12.1%

Human Health    29,362    44,724    34.6%          44,887        34.7%

Corporate           --        --                       --
              --------  --------              -----------

Total         $226,633  $ 83,532    36.9%     $    84,366        37.2%
              ========  ========              ===========

                                        Six Months 2005
              ----------------------------------------------------------------------
                  Operating           OP%      Adjusted Operating      Adjusted OP%-
              Profit/(loss) - GAAP   GAAP   Profit/(loss) - Non-GAAP*   Non-GAAP*
              --------------------  -----   -------------------------  -------------
Bioproducts         $ 15,475         19.9%        $  16,033                20.6%

Biopharma             (8,177)       -42.2%           (7,818)              -40.4%

Human Health          23,030         17.8%           23,271                18.0%

Corporate            (10,350)                       (11,508)
                    --------                      ---------

Total               $ 19,978          8.8%        $  19,978                 8.8%
                    ========                      =========

                        GROSS SALES COMPARISON
              -----------------------------------------
                 2006       2005
                Gross       Gross      Change    Change
                Sales       Sales        $         %
              ---------   ----------  --------   ------
Bioproducts   $  82,414   $   77,909  $  4,505    5.8%

Biopharma        23,814       19,362     4,452   23.0%

Human Health    136,956      129,362     7,594    5.9%
              ---------   ----------  --------

Total         $ 243,184   $  226,633  $ 16,551    7.3%
              =========   ==========  ========

* Refer to the GAAP to Adjusted (Non-GAAP) Reconciliation.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
             GAAP to Adjusted (Non-GAAP) Reconciliation - Net Income
          For the Quarters and Six Months Ended June 30, 2006 and 2005

                                                          Second Quarter 2006         Second Quarter 2005
                                                        ------------------------   -------------------------
                                                        Net Income   Diluted EPS    Net Income   Diluted EPS
                                                        ----------   -----------   -----------   -----------
Net Income - GAAP                                        $     976     $  0.04       $   7,080     $  0.27

Evaluation of strategic alternatives (Admin. Expense)        1,337        0.05              --          --

Cutanogen related costs (recorded in R&D Expense)               92        0.00              --          --

Benefit from Swedish Tax Item (Tax Provision)                   --          --          (3,329)      (0.13)
                                                         ---------     -------       ---------     -------

Adjusted Net Income - Non-GAAP                           $   2,405     $  0.09       $   3,751     $  0.14
                                                         =========     =======       =========     =======

                                                              Six Months 2006              Six Months 2005
                                                        ---------------------------    -------------------------
                                                             Net
                                                        (Loss)/Income   Diluted EPS    Net  Income   Diluted EPS
                                                        -------------   -----------    -----------   -----------
(Loss)/Earnings before Cumulative Effect of a
 change in Accounting Principle                            $   (201)      $ (0.01)       $  11,170     $  0.42

Evaluation of strategic alternatives (Admin. Expense)         2,357          0.09               --          --

Cutanogen milestone and related costs (R&D Expense)           1,537          0.06               --          --

Senior note prepayment expenses (Interest Expense)            5,272          0.20               --          --

Benefit from Swedish Tax Item (Tax Provision)                    --            --           (3,329)      (0.13)
                                                           --------       -------        ---------     -------

Adjusted Net Income (Non-GAAP)                             $  8,965       $  0.33        $   7,841     $  0.30
                                                           ========       =======        =========     =======

Note: The cumulative effect of a change in accounting principle reflects the implementation of FAS 123(R). Under FAS 123(R), the Company is now required to measure stock appreciation rights (SAR's) at fair market value.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
     GAAPto Adjusted (Non-GAAP) Reconciliation - Operating Profit by Segment
          For the Quarters and Six Months Ended June 30, 2006 and 2005

                                                               Second Quarter 2006
                                        -------------------------------------------------------------------
                                        Bioproducts       Biopharma     Human Health   Corporate     Total
                                        -------------------------------------------------------------------
Operating Profit - As Reported          $     8,166       $  (3,898)    $     13,016   $  (9,128)   $ 8,156

Evaluation of strategic alternatives             --              --               --       1,337      1,337

Cutanogen related costs                          92              --               --          --         92

Change in allocation methodology               (439)           (271)            (202)        912         --

                                        -----------       ---------     ------------   ---------    -------
Adjusted Operating Profit - Non-GAAP    $     7,819       $  (4,169)    $     12,814   $  (6,879)   $ 9,585
                                        ===========       =========     ============   =========    =======

                                                               Second Quarter 2005
                                        -------------------------------------------------------------------
                                        Bioproducts       Biopharma     Human Health   Corporate     Total
                                        -------------------------------------------------------------------
Operating Profit - As Reported          $     5,829       $  (3,265)    $     10,721   $  (4,214)   $ 9,071

Change in allocation methodology                280             179              125        (584)        --

                                        -----------       ---------     ------------   ---------    -------
Adjusted Operating Profit - Non-GAAP    $     6,109       $  (3,086)    $     10,846   $  (4,798)   $ 9,071
                                        ===========       =========     ============   =========    =======

                                                                  Six Months 2006
                                        -------------------------------------------------------------------
                                        Bioproducts       Biopharma     Human Health   Corporate     Total
                                        -------------------------------------------------------------------
Operating Profit - As Reported          $    15,034       $  (5,360)    $     24,609   $ (15,388)   $18,895

Evaluation of strategic alternatives             --              --               --       2,357      2,357

Cutanogen milestone and related costs         1,537              --               --          --      1,537

                                        -----------       ---------     ------------   ---------    -------
Adjusted Operating Profit - Non-GAAP    $    16,571       $  (5,360)    $     24,609   $ (13,031)   $22,789
                                        ===========       =========     ============   =========    =======

                                                                  Six Months 2005
                                        -------------------------------------------------------------------
                                        Bioproducts       Biopharma     Human Health   Corporate     Total
                                        -------------------------------------------------------------------
Operating Profit - As Reported          $    15,475       $  (8,177)    $     23,030   $ (10,350)   $19,978

Change in allocation methodology                558             359              241      (1,158)        --

                                        -----------       ---------     ------------   ---------    -------
Adjusted Operating Profit - Non-GAAP    $    16,033       $  (7,818)    $     23,271   $ (11,508)   $19,978
                                        ===========       =========     ============   =========    =======

Note: The change in allocation methodology reflects certain medical benefit expenses in second quarter 2006 Non-GAAP, six months 2006 GAAP and 2005 Non-GAAP results that were reclassified from operating segments to Corporate Administrative Expense to better reflect costs reported in the operating segments.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

\
[CAMBREX LOGO]

                              CAMBREX CORPORATION
        GAAP to Adjusted (Non-GAAP) Reconciliation - Operating Expenses
          For the Quarters and Six Months Ended June 30, 2006 and 2005

                                                           Second Quarter
                                                        -----------------------
                                                          2006          2005
                                                        ----------   ----------
Operating Expenses - GAAP                               $   34,617   $   31,199

Evaluation of strategic alternatives                        (1,337)          --

Cutanogen related costs                                        (92)          --

Change in allocation methodology                              (657)         420
                                                        ----------   ----------

Adjusted Operating Expenses - Non-GAAP                  $   32,531   $   31,619
                                                        ==========   ==========

                                                                Six Months
                                                        ------------------------
                                                          2006          2005
                                                        ----------   -----------
Operating Expenses - GAAP                               $   68,798   $   63,554

Evaluation of strategic alternatives                        (2,357)          --

Cutanogen milestone and related costs                       (1,537)          --

Change in allocation methodology                                --          834
                                                        ----------   ----------

Adjusted Operating Expenses - Non-GAAP                  $   64,904   $   64,388
                                                        ==========   ==========

Note: The change in allocation methodology reflects certain medical benefit expenses in second quarter 2006 Non-GAAP, six months 2006 GAAP and 2005 Non-GAAP results that were reclassified from operating segments to Corporate Administrative Expense to better reflect costs reported in the operating segments.


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
      GAAP to Adjusted (Non-GAAP) Reconciliation - Administrative Expense
          For the Quarters and Six Months Ended June 30, 2006 and 2005

                                                              Second Quarter
                                                        -----------------------
                                                           2006         2005
                                                        ---------    ----------
Administrative Expense - GAAP                           $  20,633    $   15,893

Evaluation of strategic alternatives                       (1,337)           --

Change in allocation methodology                             (698)          446
                                                        ---------    ----------

Adjusted Administrative Expense - Non-GAAP              $  18,598    $   16,339
                                                        =========    ==========

                                                               Six Months
                                                        -----------------------
                                                          2006          2005
                                                        ---------    ----------
Administrative Expense - GAAP                           $  39,166    $   33,843

Evaluation of strategic alternatives                       (2,357)           --

Change in allocation methodology                               --           885
                                                        ---------    ----------

Adjusted Administrative Expense - Non-GAAP              $  36,809    $   34,728
                                                        =========    ==========

Note: The change in allocation methodology reflects certain medical benefit expenses in second quarter 2006 Non-GAAP, six months 2006 GAAP and 2005 Non-GAAP results that were reclassified from operating segments to Corporate Administrative Expense to better reflect costs reported in the operating segments.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                              CAMBREX CORPORATION
                           Consolidated Balance Sheet
                   As of June 30, 2006 and December 31, 2005
                                 (in thousands)

                                                        June 30,    December 31,
                                                          2006          2005
                                                        ---------    -----------
Assets

Cash and Cash Equivalents                               $  30,283   $    45,932
Trade Receivables, net                                     74,314        74,425
Inventories, net                                          110,452        93,617
Other Current Assets                                       15,746        15,552
                                                        ---------   -----------
  Total Current Assets                                    230,795       229,526

Property, Plant and Equipment, Net                        240,052       229,410
Goodwill and Other Intangibles                            149,763       147,551
Other Non-Current Assets                                    5,469         5,985
                                                        ---------   -----------

  Total Assets                                          $ 626,079   $   612,472
                                                        =========   ===========

Liabilities and Stockholders' Equity

Trade Accounts Payable                                  $  37,790   $    38,813
Accrued Expenses and Other Current Liabilities             49,567        51,819
Short-term Debt and Current Portion of Long-term Debt       1,782         1,514
                                                        ---------   -----------
  Total Current Liabilities                                89,139        92,146

Long-term Debt                                            186,020       186,819
Deferred Tax Liabilities                                   29,160        28,543
Other Non-Current Liabilities                              63,537        61,713
                                                        ---------   -----------

  Total Liabilities                                     $ 367,856   $   369,221

  Stockholders' Equity                                  $ 258,223   $   243,251
                                                        ---------   -----------

  Total Liabilities and Stockholders' Equity            $ 626,079   $   612,472
                                                        =========   ===========


                                      ###


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com